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                                                               Exhibit 23(b)

             CONSENT OF ERNST & YOUNG LLP., INDEPENDENT AUDITORS

We consent to the use of our report dated August 8, 1996, except for Notes 6 and 13, as to which the date is August 23, 1996, with respect to the cosolidated financial statements of Amerv Healthcare, Inc. Included in this annual Report on Form 10-K of Stat Multi Care Services, Inc. And to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-20865, 333-08499, 333-05177, 333-06063 and 33-59056) of Star Multi Care Services, Inc.

Ernest & Young LLP.

San Diego, California
September 11, 1998

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